EXHIBIT 10.1


                FORM OF PROPRIETARY INTEREST PROTECTION AGREEMENT

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This agreement is entered into between Pitney Bowes Inc. and _____________.

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In exchange for and in consideration of my continued employment, the award of stock options, or the provision of trade secrets and confidential information to me by Pitney Bowes Inc., and/or its subsidiaries, divisions, affiliate companies, successors and assigns (the "Company"), I hereby agree as follows:

I.  Assignment of Intellectual Property

Without further consideration, I will promptly disclose and assign to the Company all right, title and interest in all intellectual property (including, but not limited to patents, trade secrets, trademarks, copyrights, mask works, inventions, improvements, ideas, discoveries, software and other works of authorship), whether or not patentable or otherwise protectable, conceived, created or made by me, either alone or with others, during the term of my employment, and pertaining directly or indirectly to the Company's business or any potential extension thereof. The foregoing provision regarding assignment of right, title and interest does not apply to any intellectual property for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the intellectual property relates (i) to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development or (b) the intellectual property results from any work performed by me for the Company. The Company, in its sole discretion, may make changes of any nature whatsoever to such intellectual property. During the term of my employment and thereafter, without further consideration, I will execute all papers and perform all other acts which may be reasonably requested by the Company to vest title in the Company to all such intellectual property; or which may be requested by the Company to apply for, obtain, maintain, or enforce any United States or foreign right in any such intellectual property. I understand that any application for protection of intellectual property which I may file or which may be filed on my behalf within one year after the termination of my employment with the Company and which pertains directly or indirectly to work that I performed while employed by the Company shall be presumed to be based upon or to arise out of intellectual property that I conceived, created or made while I was employed by the Company.

II. Confidential Information

Both during and after the termination of my employment with the Company for any reason, I shall keep confidential, and not disclose to other persons or entities, or use for any purpose other than as required in the course of my employment with the Company, any and all Company Confidential Information. Trade secrets and other Confidential Information shall include any information or material, regardless of how it is stored or disseminated, which is not generally known or available to the public, and which (a) is generated or collected by or utilized in the operations of the Company and relates to the actual or anticipated business or research or development of the Company; or (b) is suggested by or results from any task assigned to me by the Company or work performed by me for or on behalf of the Company. Examples of Confidential Information include, but are not limited to, customer lists, customer information, customer contacts, the identity of suppliers, pricing, margins, business plans, marketing plans, financial data, business and customer strategy, techniques, technical know-how, formulae, processes, designs, prototypes, models, software, solutions, discussion guides, employee performance, and research and development. The confidentiality obligations herein shall not prevent me from revealing evidence of criminal wrongdoing to law enforcement or prohibit me from divulging Confidential Information or trade secrets by order of court or agency of competent jurisdiction; however, I shall promptly inform the Company of any such situations and shall take such reasonable steps to prevent disclosure of Confidential Information or trade secrets until Company has been informed of such requested disclosure and the Company has had an opportunity to respond to the court or agency. I also agree not to disclose to the Company or use in my work at the Company any Confidential Information or trade secrets

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belonging to others,  including  without  limitation,  my prior employers or any prior invention made by me which the Company is not otherwise legally entitled to learn or use.

III. Return of Company Materials

When my employment with the Company ends for any reason, or upon the request of the Company at any time, I agree to deliver promptly to the Company all property of the Company or any customer of the Company, in my possession or under my control, including but not limited to all computers or other Company owned equipment, electronic data, notes, books, records, correspondence, drawings, software, program discs and other materials relating to the Company's business, products and projects, including all copies thereof.

IV. Non-Competition and Non-Solicitation

When my employment with the Company ends for any reason, I agree that for a period of one (1) year thereafter, I shall not directly, indirectly or in conjunction with any other person or entity:

own (other than 5% ownership in a publicly traded company), manage, operate, or participate in the ownership, management, operation, or control of, or be employed by any entity which is in competition with the Company, with which I would hold a position which entirely or, in part has responsibilities similar to any position I held with the Company during the last two (2) years of my employment with the Company or in which I would have responsibility for and access to Confidential Information similar or relevant to that which I had access to during the last two (2) years of my employment with the Company;

solicit or in any capacity, provide products or services competitive with, or similar to, products or services offered by the Company to any person, company or entity which was a customer or prospective customer of the Company for such products or services and with which I had direct or indirect contact regarding those products or services at any time during the last two (2) years of my employment with the Company or about which I learned Confidential Information during the last two (2) years of my employment with the Company; and

solicit, entice, or contact any employee or any independent contractor of the Company, who possesses confidential or proprietary information of the Company, to terminate his or her relationship with the Company and/or hire any such employee or independent contractor.

V.  Remedies

I recognize that the Company's business interests will be irreparably harmed by any violation of this Agreement or threatened violation of this Agreement such that the Company shall, in addition to all other available remedies, be entitled to injunctive relief. In the event the Company shall successfully enforce any part of this Agreement through legal proceedings, I agree to pay the Company all costs and attorneys' fees reasonably incurred by the Company in connection therewith.

I agree that the Company has attempted to limit my activities only to the extent necessary to protect the Company's legitimate business interest. Should any portion of this Agreement be determined to be unenforceable, that portion shall be modified by a court of competent jurisdiction, or arbitrator, if my employment is covered under the PB Resolve program, so as to permit enforcement of the remainder of the Agreement to the fullest extent possible. Any court or arbitrator enforcing the terms of this Agreement is specifically authorized to modify the restrictions contained in this Agreement in order to make it enforceable. I agree that the waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Company. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

V.  Miscellaneous

I agree to show this Agreement to any subsequent employer or potential employer that I may contact during my employment with the Company or within one year after the termination of my employment for any reason. I agree that the Company may disclose this Agreement to any potential or actual subsequent employer of mine.


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I understand that I have the right to have this Agreement reviewed by anyone of my choosing, including an attorney. I also understand that this Agreement amends any agreements between myself and the Company, covering the same subject matter addressed in this Agreement, to the extent enforceable, and that in the event that any provision of this Agreement shall be found by any court or arbitrator to be unenforceable, in whole or in part, the remainder of this Agreement as well as the provisions of my prior agreement, if any, regarding the same subject matter as that which was found unenforceable herein shall nevertheless be enforceable and binding on the parties. I agree that this Agreement may not be cancelled, changed, modified or amended, except in writing by an authorized officer of the Company or by a court of competent jurisdiction. I further agree that this Agreement does not constitute any guarantee or assurance of continued employment or otherwise affect my status as an "at will employee" and that the Company, without my consent or approval, may assign this Agreement.

VI. Governing Law

This Agreement shall be governed and interpreted under the laws of the State of Connecticut without giving effect to conflict of laws principles, except to the extent such laws are preempted by federal law. I consent to the exclusive jurisdiction of the courts sitting in Connecticut. Any paragraph, subparagraph sentence or phrase of this Agreement which is contrary to the law of the State of Connecticut and/or unenforceable shall not affect the validity or enforceability of any other paragraph, subparagraph, sentence or phrase of this Agreement, and the same shall be modified or deleted to conform to the applicable laws of the State of Connecticut.

I HAVE READ THIS AGREEMENT AND UNDERSTAND AND AGREE TO ABIDE BY ITS TERMS.

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Signature of Employee                              Date of Signing

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